PRESS RELEASE

Exhibit 99.1

Autoliv Capital Markets Day –sustainable increase in shareholder returns with increased dividend and new stock repurchase program

(Stockholm, Sweden, June 4, 2025) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, hosts a Capital Markets Day (CMD) today. Members of Autoliv management will outline the Company’s strategy, growth opportunities, and targets as well as provide an update on its shareholder return strategy.

Since our Investor Day in June 2023, Autoliv has taken decisive actions to address external challenges, including a prolonged period of inflationary pressure, geopolitical tensions and tariffs, and shifts in the light vehicle production market mix.

“We continue to optimize our operations by building an even more effective and cost-efficient structure, enabling us to better serve our customers and further strengthen our competitive position by being customer-centric,” said Mikael Bratt, President and CEO of Autoliv. “At the CMD, we will demonstrate how we are well positioned to manage near and medium-term external challenges and how we can turn these challenges into opportunities by building on our leading positions in key areas. The Autoliv Way includes supporting all drive trains, having the broadest customer portfolio of traditional and new OEMs, and leveraging a robust industrial and engineering footprint with regionalized manufacturing and sourcing. Our leadership in technology and quality should position us well to navigate the ongoing fundamental changes in the automotive and global industrial landscapes.”

Sustainable Increase in Shareholder Returns

At the CMD, Autoliv will outline its plan to deliver on its targets for profitability, growth, capital efficiency, and sustainability. The execution of Autoliv’s strategic plan is expected to deliver strong cash flow generation, providing for significant shareholder value creation, while maintaining financial leverage commensurate with a strong investment grade credit rating.

The Autoliv shareholder return strategy includes:

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ambition of average annual share repurchases between $300 and 500 million through the end of 2029, and
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an attractive and growing quarterly dividend.

The Board of Directors approved a new stock repurchase program of up to $2.5 billion effective July 1, 2025 through December 31, 2029 and terminated any remaining amounts under the previous 2022-2025 stock repurchase program. Management is authorized to execute under this new repurchase program at its discretion up to the authorization limit.

The Board of Directors also increased the dividend for the third quarter 2025 to $0.85 per share. This is an increase of $0.15, or 21%, from the second quarter dividend, and 24% higher than the average quarterly dividend in 2024. The details of the third quarter dividend may be found in a separate press release issued today.

Our new shareholder return strategy is grounded in Autoliv’s leadership position, which we believe enables us to effectively manage the risks associated with ongoing automotive industry challenges while capitalizing on the opportunities they present.

Autoliv Inc. Box 70381, 107 24 Stockholm Visiting address: World Trade Center, Klarabergsviadukten 70, D5, 111 64 Stockholm Phone: +46 (0)8 58720600

Reiterates 2025 Guidance

At the CMD, Autoliv reiterates its full year 2025 guidance, including organic sales growth* of around 2% and an adjusted operating margin* of around 10-10.5%.

Sustainable Growth

Autoliv reiterates its long-term growth target, where it aims to grow sales organically* by 4-6% on average, per year, in a 10+ year period. Autoliv continues to believe in the Mobility Safety Solutions (MSS) business opportunities but expects its impact on group performance to be some years into the future. Until around 2030, Autoliv’s growth is expected to be driven primarily by safety content per vehicle and light vehicle production, with a more significant contribution from MSS anticipated from around 2030.

Profitability and Adjusted Operating Margin

Autoliv reiterates its medium-term target of a 12% adjusted operating margin.* Achieving this target depends on the continued execution of our structural and strategic initiatives, including automation, digitalization and footprint optimization, together with the assumption of a stable global light vehicle production of at least 85 million units and successful compensation for inflationary and tariff-related headwinds.

Balance Sheet and Cash Flow

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Autoliv reiterates its cash conversion* (operating cash flow less capex, net vs. net income) target of at least 80%.
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The Company updates its leverage ratio* (net debt to adjusted EBITDA*) target to be not higher than 1.5x.
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Capital expenditures are expected to normalize at below 5% of sales.

Attending the Capital Markets Day

The CMD is today at 13:00 CET at the Artipelag Museum in Stockholm, Sweden. The event will be webcasted live between 13:00 and around 16:00 CET. The webcast can be accessed via this link https://edge.media-server.com/mmc/p/q486rsps/.

A replay of the webcast will be available on our website shortly after the conclusion of the event and will remain available for a period of two years via https://edge.media-server.com/mmc/p/q486rsps/.

Inquiries Autoliv:

Investors & Analysts: Anders Trapp, Tel +46 709 578 171
Investors & Analysts: Henrik Kaar, Tel +46 709 578 114

Media: Gabriella Etemad, Tel +46 706 126 424

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the contact person set out above, at 11:10 a.m. CET on June 4, 2025.

* The forward-looking non-U.S. GAAP financial measures above are provided on a non-U.S. GAAP basis. Autoliv has not provided a U.S. GAAP reconciliation of these measures because items that impact these measures, such as costs and gains related to capacity alignments and antitrust matters, cannot be reasonably predicted or determined. As a result, such reconciliation is not available without unreasonable efforts and Autoliv is unable to determine the probable significance of the unavailable information. See our quarterly report on Form 10-Q filed with the SEC on April 16, 2025 for definitions of these non-GAAP measures.

Autoliv Inc. Box 70381, 107 24 Stockholm Visiting address: World Trade Center, Klarabergsviadukten 70, D5, 111 64 Stockholm Phone: +46 (0)8 58720600

About Autoliv

Autoliv, Inc. (NYSE: ALV; Nasdaq Stockholm: ALIV.sdb) is the worldwide leader in automotive safety systems. Through our group companies, we develop, manufacture and market protective systems, such as airbags, seatbelts, and steering wheels for all major automotive manufacturers in the world as well as mobility safety solutions, such as pedestrian protection, connected safety services and safety solutions for riders of powered two wheelers. At Autoliv, we challenge and re-define the standards of mobility safety to sustainably deliver leading solutions. In 2024, our products saved close to 37,000 lives and reduced more than 600,000 injuries.

We have operations in 25 countries, and we drive innovation, research, and development at our 13 technical centers. Our 65,000 employees are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. Sales in 2024 amounted to $10.4 billion. For more information go to www.autoliv.com.

Safe Harbor Statement

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. All medium and long term targets are considered forward-looking statements. Additionally, in some cases, you can identify these statements by forward-looking words such as “estimates”, “expects”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “may”, “likely”, “might”, “would”, “should”, “could”, or the negative of these terms and other comparable terminology, although not all forward-looking statements contain such words. Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety of reasons, including without limitation, general economic conditions, including inflation; changes in light vehicle production; fluctuation in vehicle production schedules for which the Company is a supplier; global supply chain disruptions, including port, transportation and distribution delays or interruptions; supply chain disruptions and component shortages specific to the automotive industry or the Company; disruptions and impacts relating to the ongoing war between Russia and Ukraine; changes in general industry and market conditions or regional growth or decline; changes in and the successful execution of our capacity alignment, restructuring, cost reduction and efficiency initiatives and the market reaction thereto; loss of business from increased competition; higher raw material, fuel and energy costs; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; customer bankruptcies, consolidations, or restructuring or divestiture of customer brands; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; market acceptance of our new products; costs or difficulties related to the integration of any new or acquired businesses and technologies; continued uncertainty in pricing and other negotiations with customers; successful integration of acquisitions and operations of joint ventures; successful implementation of strategic partnerships and collaborations; our ability to be awarded new business; product liability, warranty and recall claims and investigations and other litigation, civil judgements or financial penalties and customer reactions thereto; higher expenses for our pension and other postretirement benefits, including higher funding needs for our pension plans; work stoppages or other labor issues; possible adverse results of pending or future litigation or infringement claims and the availability of insurance with respect to such matters; our ability to protect our intellectual property rights; negative impacts of antitrust investigations or other governmental investigations and associated litigation relating to the conduct of our business; tax assessments by governmental authorities and changes in our effective tax rate; dependence on key personnel; legislative or regulatory changes impacting or limiting our business, including changes in trade policy and tariffs; our ability to meet our sustainability targets, goals and commitments; political conditions; dependence on and relationships with customers and suppliers; the conditions necessary to hit our medium term financial targets; and other risks and uncertainties identified under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q and any amendments thereto. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Autoliv Inc. Box 70381, 107 24 Stockholm Visiting address: World Trade Center, Klarabergsviadukten 70, D5, 111 64 Stockholm Phone: +46 (0)8 58720600